                                                               Exhibit 99.(a)(4)


                          OFFER TO PURCHASE FOR CASH
                    ALL OUTSTANDING SHARES OF COMMON STOCK
                      AT A PRICE OF $28.00 NET PER SHARE,

                           ALL OUTSTANDING SHARES OF
            5 5/8% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES D
                      AT A PRICE OF $96.544 NET PER SHARE

                                      AND

                           ALL OUTSTANDING SHARES OF
              6% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES E
                     AT A PRICE OF $100.646 NET PER SHARE

                                      OF

                             MAGMA COPPER COMPANY

                                      BY

                                 BHP SUB INC.
                    AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                  THE BROKEN HILL PROPRIETARY COMPANY LIMITED

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 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, JANUARY 4, 1996, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                               December 5, 1995

To Our Clients:

  Enclosed for your consideration are the Offer to Purchase, dated December 5, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), relating to the offer by BHP Sub Inc., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of The Broken Hill Proprietary Company Limited, a Victoria, Australia corporation ("BHP"), to purchase (i) all outstanding shares of Common Stock, par value $0.01 per share (the "Common Shares"), of Magma Copper Company, a Delaware corporation (the "Company"), at a price of $28.00 per share net to the seller in cash, (ii) all outstanding shares of 5 5/8% Cumulative Convertible Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Shares"), of the Company at a price of $96.544 per share net to the seller in cash and (iii) all outstanding shares of 6% Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share (the "Series E Preferred Shares"), of the Company at a price of $100.646 per share net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer. The Series D Preferred Shares, the Series E Preferred Shares and the Common Shares are referred to herein as the "Shares."

  THE OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

  Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

  Your attention is called to the following:

    (1) The offer price for each Common Share is $28.00 net to you in cash upon the terms and subject to the conditions of the Offer.

    (2) The offer price for each Series D Preferred Share is $96.544 net to you in cash, upon the terms and subject to the conditions of the Offer, which price is the equivalent of $28.00 per Common Share into which each Series D Preferred Share presently is convertible in accordance with its terms.

    (3) The offer price for each Series E Preferred Share is $100.646 net to you in cash, upon the terms and subject to the conditions of the Offer, which price is the equivalent of $28.00 per Common Share into which each Series E Preferred Share presently is convertible in accordance with its terms.

    (4) The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of November 30, 1995 (the "Merger Agreement"), by and among Purchaser, BHP Holdings (USA) Inc., a Delaware corporation, BHP and the Company.

    (5) The Offer is being made for all outstanding Shares.

    (6) The Offer is conditioned upon, among other things, (i) there having been validly tendered prior to the Expiration Date (as defined in the Offer to Purchase) and not withdrawn that number of Shares representing, on a fully diluted basis, at least a majority of all outstanding Common Shares of the Company on the date of purchase and (ii) satisfaction of certain other terms and conditions as described in the Offer to Purchase.

    (7) The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger (as defined in the Offer to Purchase), has unanimously determined that the Merger is advisable and that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company's stockholders and recommends that stockholders accept the Offer and tender their Shares.

    (8) Tendering shareholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided (see Instruction 9 of the Letter of Transmittal).

    (9) The Offer and withdrawal rights expire at 12:00 midnight, New York City time, on Thursday, January 4, 1996, unless extended as provided in the Offer to Purchase.

    (10) Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (i) certificates for Shares or timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares pursuant to the procedures described in Section 3 of the Offer to Purchase and (ii) the Letter of Transmittal (or a manually signed facsimile thereof) properly completed and duly executed with all required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in connection with a book-entry transfer of Shares, together with all other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates representing Shares or confirmations for book-entry transfer of such Shares into the Depositary's account are actually received by the Depositary.

  If you wish to have us tender any or all of your Shares, kindly so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the reverse side hereof. YOUR INSTRUCTIONS TO US SHOULD BE FORWARDED IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF.

  The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. Purchaser is not aware of any jurisdiction in which the making of the Offer is not in compliance with applicable law. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with such law. If, after such good faith effort, Purchaser cannot comply with such law, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

  INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH ALL OUTSTANDING
           COMMON SHARES AND PREFERRED SHARES OF MAGMA COPPER COMPANY

  The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated December 5, 1995, and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by BHP Sub Inc., a Delaware corporation (the "Purchaser") and an indirect wholly owned subsidiary of The Broken Hill Proprietary Company Limited, a Victoria, Australia corporation, to purchase (i) all outstanding shares of Common Stock, par value $0.01 per share (the "Common Shares"), of Magma Copper Company, a Delaware corporation (the "Company"), at a price of $28.00 per share net to the seller in cash, (ii) all outstanding shares of 5 5/8% Cumulative Convertible Preferred Stock, Series D, par value $0.01 per share (the "Series D Preferred Shares"), of the Company, at a price of $96.544 per share net to the seller in cash and (iii) all outstanding shares of 6% Cumulative Convertible Preferred Stock, Series E, par value $0.01 per share (the "Series E Preferred Shares"), of the Company, at a price of $100.646 per share net to the seller in cash, upon the terms and subject to the conditions of the Offer.

  This will instruct you to tender to Purchaser the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 5, 1995 and in the related Letter of Transmittal that you have furnished to the undersigned.

Dated: ______________, 199_

                                       NUMBER OF SHARES
                CLASS                  TO BE TENDERED(1)
                -----                  -----------------
            Common Shares                      Shares
            Series D Preferred Shares          Shares
            Series E Preferred Shares          Shares

                                                        SIGN HERE

                                          _____________________________________

                                          _____________________________________
                                                      SIGNATURE(S)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                                   NAME(S) AND ADDRESS

                                          _____________________________________
                                             AREA CODE AND TELEPHONE NUMBER

                                          _____________________________________
                                            TAXPAYER IDENTIFICATION OR SOCIAL
                                                     SECURITY NUMBER

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(1) Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.


                                       3